Exhibit 10.6

AMERIQUEST TRANSPORTATION SERVICES, INC.

EQUITY AND INCENTIVE PLAN

(March 27, 2008 amendment and restatement)

1.             Purpose; Types of Awards; Construction.

The purpose of the AmeriQuest Transportation Services, Inc. Equity and Incentive Plan (the “Plan”) is to afford an incentive to selected employees of AmeriQuest Transportation Services, Inc. (the “Company”) and its Subsidiaries and Affiliates to continue as employees, to increase their efforts on behalf of the Company and to promote the success of the Company’s business. The Plan provides for the grant of stock options, stock appreciation rights (either in connection with stock options granted under the Plan or independently of stock options), restricted stock, phantom stock units, dividend equivalents and other stock-based or cash-based Awards. The Plan is designed so that Awards granted hereunder intended to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code may comply with such requirements and, insofar as may be applicable to such Awards, the Plan shall be interpreted in a manner consistent with such requirements.

2.             Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

“Affiliate” means an affiliate of the Company, as defined in Rule 12b-2 promulgated under the Exchange Act.

“Award” means any Option, SAR, Restricted Stock, Phantom Stock Unit, Dividend Equivalent or Other Stock-Based Award or Other Cash-Based Award granted under the Plan or otherwise previously granted.

“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any one of the following events:

(a)           More than 50% of the Company’s Voting Securities Acquired by an Outsider.  Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than (i) the Company or its Affiliates, (ii) Douglas Clark, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or its Affiliates, and (iv) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% or more of the combined voting power of the Company’s then outstanding voting securities;

(b)           Members of the Board as of the Effective Date cease to constitute a majority of Directors.  The following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(c)           Merger or Consolidation.  There is consummated a merger or consolidation of the Company, a Subsidiary or an Affiliate with any other corporation or other entity, which merger or consolidation:

(i)            results in the voting securities of the Company outstanding immediately prior thereto failing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than 50% of the combined voting power of the voting securities of the Company or the surviving or parent entity outstanding immediately after such merger or consolidation, or

(ii)           is effected to implement a recapitalization of the Company (or similar transaction) in which a “person” (as defined in clause (a) above), directly or indirectly, acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(d)           Complete Liquidation or Disposition of more than 75% of the Company’s Assets.  The stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of assets having an aggregate book value at the time of such sale or disposition of more than 75% of the total book value of the Company’s assets on a consolidated basis (or any transaction or series of related transactions having a similar effect), other than any such sale or disposition by the Company (including by way of spin-off or other distribution) to an entity, at least 50% of the combined voting power of the voting securities of which are owned immediately following such sale or disposition by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition.

Because severance agreements and severance plans are not intended to serve the same purpose as the Plan, whether benefits are payable under a severance agreement or a severance plan does not determine whether a “Change in Control” has taken place under the Plan.

“Claimant” means any person who believes that he or she is not receiving the full benefits to which he or she is entitled under the Plan.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

“Committee” means the committee established by the Board to administer the Plan; provided, however, that the Board may, if it so chooses, retain authority to administer all or any part of the Plan and, to the extent the Board does so, references in the Plan to “Committee” shall mean and be references to the Board.

“Company” means AmeriQuest Transportation Services, Inc. a corporation organized under the laws of the State of New Jersey, or any successor corporation.

“Covered Employee” has the meaning given by Section 162(m)(3) of the Code.

“Dividend Equivalent” means a right, granted to a Grantee under Section 11, to receive cash or Stock equal in value to dividends paid with respect to a specified number of shares of Stock.  Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

“Effective Date” means March 27, 2008, the date that the amended and restated Plan was adopted by the Board.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

“Fair Market Value” per share of Stock as of a particular date means (a) if shares of Stock are then listed for trading on a national securities exchange, the closing sales price per share of Stock on that date on the national securities exchange on which the Stock is principally traded or, if the exchange is not open or for any other reason there are no sales of Stock on that date, the closing sales price per share of Stock for the last preceding date on which there was a sale of such Stock on such exchange; or (b) if shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock on that date in such over-the-counter market or, if the market is not open or for any other reason there are no sales of Stock on that date, the average of the closing bid and asked prices on the last preceding date on which there was a sale of such Stock in such market; or (c) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Board, in its sole discretion, shall determine.

“Grantee” means a person who, as an employee of the Company, a Subsidiary or an Affiliate, has been granted an Award under the Plan.

“Option” means a right, granted to a Grantee under Section 7, to purchase shares of Stock.

“Other Cash-Based Award” means an Award which is not denominated or valued by reference to Stock, including an Award which is subject to the attainment of Performance Goals or otherwise as permitted under the Plan.

“Other Stock-Based Award” means an Award, other than an Option, SAR, Restricted Stock, Phantom Stock Unit, or Dividend Equivalent, that is denominated or valued in whole or in part by reference to Stock and is payable in cash or in Stock.

“Performance Goals” means performance goals based on one or more of the following criteria:

(a)           pre-tax income, after-tax income, or operating income or profit, in each case computed with appropriate adjustments,

(b)           return on equity, assets, capital or investment,

(c)           earnings or book value per share,

(d)           working capital,

(e)           sales or revenues,  in each case computed with appropriate adjustments (such as deducting sales commissions and purchased transportation),

(f)            accounts receivable or days sales outstanding,

(g)           operating or administrative expense in the absolute or as a percent of revenue,

(h)           stock price appreciation or total stockholder return (stock price appreciation plus dividends),

(i)            operational efficiency factors,

(j)            safety (accidents), and

(k)           implementation or completion of critical projects or processes.

Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary, an Affiliate, or a division of the Company, a Subsidiary or an Affiliate, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be determined by, and shall be subject to certification by, the Committee with respect to Covered Employees; provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in accordance with Section 15 below.

“Phantom Stock Unit” means a right granted or issued under Section 10 to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of certain requirements (including the satisfaction of certain Performance Goals).

“Plan” means this AmeriQuest Transportation Services, Inc. Equity and Incentive Plan, as amended from time to time.

“Plan Year” means a calendar year.

“Restricted Stock” means an Award of shares of Stock to a Grantee under Section 9 that may be subject to certain transferability and other restrictions and to a risk of forfeiture (including by reason of not satisfying certain Performance Goals).

“Stock” means shares of the common stock, par value $0.005 per share, of the Company.

“SAR” or “Stock Appreciation Right” means the right allowing a Grantee under Section 8 to elect to receive an amount equal to the appreciation in the Fair Market Value of Stock from the grant date to the exercise date, with payment to be made in cash or Stock as specified in the Award or determined by the Committee.

“Subsidiary” means, with respect to the Company, any corporation, partnership, limited liability company or other business entity of which an aggregate of 50% or more of the total combined voting power of all classes of stock is, at the time, directly or indirectly, owned or controlled by the Company.

3.             Administration.

The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the power and authority:

(a)           to grant Awards;

(b)           to determine the persons to whom and the time or times at which Awards shall be granted;

(c)           to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and Performance Goals relating to any Award;

(d)           to determine Performance Goals no later than such time as is required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies;

(e)           to determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, exchanged, or surrendered;

(f)            to make adjustments in the terms and conditions (including Performance Goals) applicable to Awards;

(g)           to designate Affiliates;

(h)           to construe and interpret the Plan and any Award;

(i)            to prescribe, amend and rescind rules and regulations relating to the Plan;

(j)            to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and

(k)           to make all other determinations deemed necessary or advisable for the administration of the Plan.

Notwithstanding the foregoing and except as otherwise provided in Section 5(b) below, the Committee shall not have the power and authority to lower the exercise price of any outstanding Option or SAR, nor shall the Committee have the power and authority to settle, cancel or exchange any outstanding option or SAR in consideration for the grant of a new Award with a lower exercise price, and the Committee may only grant those Awards that either comply with the applicable requirements of Section 409A of the Code or do not result in the deferral of compensation within the meaning of Section 409A of the Code.

The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent.  If a member of the Committee who is an employee of the Company or a Subsidiary would receive any Award based on a Committee action, the Committee shall consist of the other Committee members for purposes of such Award to such employee.  The Committee may delegate to one or more of its members or to one or more of the officers of the Company such power and authority as it may deem advisable, and the Committee or any person to whom it has delegated power and authority as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, and any Subsidiary, Affiliate or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder, subject to Section 16 (Claims Procedures).

No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.             Eligibility.

Awards may be granted to selected employees of the Company and its present or future Subsidiaries and Affiliates at the discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of any Award (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.             Stock Subject to the Plan.

(a)           Source of Shares.  Shares issued pursuant to Awards granted under the Plan may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.  Subject to Section 5(b) below, there shall be reserved for issuance under the Plan an aggregate of 1,250,000 shares of Stock.  All of the shares of Stock that may be issued under this Plan may be issued upon the exercise of Options that qualify as Incentive Stock Options.  Shares allocable to Options, Restricted Stock, or portions thereof granted under the Plan that expire, are forfeited, or otherwise terminate unexercised may again be subjected to an Award under the Plan.  Any shares subject to issuance under a Phantom Stock Unit or covered by a SAR shall be counted as used only to the extent shares are actually issued to the Grantee upon payment of the Phantom Stock Unit or exercise of the SAR.  The Committee is expressly authorized to make an Award to a Grantee conditioned upon the surrender for cancellation of an Option granted under an existing Award.  In addition, any shares of Stock exchanged by a Grantee as full or partial payment to the Company of the exercise price under an Option, any shares retained by an Service Recipient in satisfaction of an Grantee’s obligations to pay Applicable Withholding Taxes with respect to any Award and any shares of Stock covered by an Award that is settled in cash shall be added to the shares available for Awards under the Plan.

(b)           Reorganizations, etc. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or cash that may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock or cash issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price, or purchase price relating to any Award, (iv) the Performance Goals, and (v) the individual limitations applicable to Awards.

6.             Terms of Awards.

Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in Stock or cash, or a combination thereof, as the Committee shall determine at the date of grant or thereafter and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, consistent with Section 409A of the Code, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

7.             Options.

The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(a)           Exercise Price.  The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided that, such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee, or a combination of both, in an amount having a combined value equal to such exercise price.

(b)           Term and Exercisability of Options.  Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its agent.

(c)           Termination of Employment, etc.  An Option may not be exercised unless the Grantee is then in the employ of the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed since the date of grant of the Option; provided that the Award Agreement may contain provisions under which, in the event of specified terminations, the Option may continue to be exercisable to a date not later than the expiration date of such Option.

(d)           Other Provisions.  Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

8.             SARs.

The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

(a)           In General.  A SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable.

(b)           SARs.  A SAR shall confer on the Grantee a right to receive an amount of cash or Stock with respect to each share subject thereto, upon exercise thereof, equal to the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine, but not less than the Fair Market Value of a share on the date of grant of such SAR).

9.             Restricted Stock.

The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

(a)           Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine; provided, however, notwithstanding the foregoing but subject to Section 14 hereof, each Restricted Stock Award shall be subject to restrictions, imposed at the date of grant, relating to either or both of (i) the attainment of Performance Goals by the Company or (ii) the continued employment of the Grantee with the Company, a Subsidiary or an Affiliate. All performance-based Restricted Stock Awards will have a minimum performance period of one year, with no vesting prior to the end of the performance period except in the case of specified events, including, without limitation, death, disability or a Change in Control. With respect to any shares of Restricted Stock subject to restrictions which lapse solely based on the Grantee’s continuation of employment with the Company, a Subsidiary or an Affiliate, such restrictions shall lapse over a vesting schedule (so long as the Grantee remains employed with the Company, a Subsidiary or an Affiliate) no shorter in duration than three years from the date of grant; provided that such vesting schedule may provide for partial or installment vesting from time to time during such period, subject to acceleration in the case of specified events, including, without limitation, death, disability or a Change in Control. Except to the extent otherwise provided in an Award Agreement, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon (subject to Section 9(d) below).

(b)           Forfeiture.  Upon termination of employment with the Company or a Subsidiary or Affiliate, during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(c)           Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine, which may or may not include a physical certificate.  If certificates representing shares of Restricted Stock are issued in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate(s) until such restrictions lapse or are not applicable to the Grantee.

(d)           Dividends.  Dividends paid on Restricted Stock shall be paid at the dividend payment date, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend, and distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock has been distributed.

10.          Phantom Stock Units.

The Committee is authorized to grant Phantom Stock Units to Grantees, subject to the following terms and conditions:

(a)           Award and Restrictions.  Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for Phantom Stock Units by the Committee. The expiration of the deferral period shall be consistent with the requirements of Section 409A of the Code. The Committee may condition the vesting and/or payment of Phantom Stock Units, in whole or in part, upon the attainment of Performance Goals.

(b)           Forfeiture.  Upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Phantom Stock Units relate, all Phantom Stock Units that are then subject to deferral or restriction shall be forfeited; provided that, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Phantom Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Phantom Stock Units.

The Committee is also authorized to issue Phantom Stock Units to employees who have elected Phantom Stock Units as an investment alternative under deferred compensation plans, if any. Such Awards may be settled hereunder by the delivery of cash or shares of Stock and shall otherwise be subject to the terms and conditions of such plans.

11.          Dividend Equivalents.

The Committee is authorized to grant Dividend Equivalents to Grantees. The Committee may provide, at the date of grant, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate and shall be subject to the requirements of Section 409A of the Code.  A Dividend Equivalent cannot be made payable upon the exercise of an Option or SAR unless it is a separate arrangement that independently satisfies Section 409A of the Code.

12.          Annual Incentive Compensation Program.

The Committee is authorized to grant Awards to Grantees pursuant to an annual incentive compensation program in the form of Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Grantees will be selected by the Committee with respect to participation for a Plan Year and may include all employees. Awards granted under an annual incentive compensation program in respect of a Plan Year may be contingent on the attainment by the Company of one or more Performance Goals.  Payments earned hereunder may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. No payment to any Covered Employee shall be made prior to the certification by the Committee that any applicable Performance Goals have been attained. The Committee may establish such other rules applicable to any annual incentive compensation program to the extent not inconsistent with Section 409A of the Code or, in the case of an Award intended to comply with Section 162(m) of the Code, to the extent not inconsistent with Section 162(m) of the Code.

13.          Other Stock-Based or Cash-Based Awards.

The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter.

Awards granted pursuant to this Section 13 may be granted with value and payment contingent upon the attainment of certain Performance Goals, so long as such goals relate to periods of performance in excess of one calendar year.  Payments earned under such Awards may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate, and no payment to any Covered Employee shall be made prior to the certification by the Committee that any applicable Performance Goals have been attained.

Whether or not value and payment of an Award is contingent upon the attainment of Performance Goals, payment of an Award granted pursuant to this Section 13 shall be made within two and one half months of the calendar year in which the Award vested, unless payment is deferred under terms consistent with Section 409A of the Code. The Committee may establish such other rules applicable to the Other Stock-Based or Cash-Based Awards to the extent not inconsistent with Section 409A of the Code or, in the case of an Award intended to comply with Section 162(m) of the Code, to the extent not inconsistent with Section 162(m) of the Code.

14.          Change in Control Provisions.

Unless otherwise determined by the Committee at the time of grant and evidenced in an Award Agreement or in a plan pursuant to which Awards are granted, in the event of a Change in Control:

(a)           any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and

(b)           the restrictions, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any Performance Goals imposed with respect to Awards shall be deemed to be fully achieved.

However, payment of an Award shall not be accelerated unless the Change in Control also constitutes a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(2)(A)(v) of the Code.

15.          Adjustments.

In addition to other changes and adjustments provided for herein, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including cancellation of Awards in exchange for the intrinsic (i.e., in-the-money) value, if any, of the vested portion thereof, substitution of Awards using securities or other obligations of a successor or other entity, acceleration of the expiration date for Awards, or adjustment to Performance Goals in respect of Awards) in recognition of unusual or nonrecurring events (including events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, if any such event will result in the acquisition of all or substantially all of the Company’s outstanding Shares, then if the document governing such acquisition (e.g., merger agreement) specifies the treatment of outstanding Awards, such treatment shall govern without the need for any action by the Committee.

16.          Claims Procedures.

(a)           Claims.  A Claimant may submit a claim for benefits in writing to the Committee. All benefit claims must be filed with the Committee within six months following the time the benefit was due.

(b)           Disposition of Claim.  The Committee shall send a written notification to the Claimant as to the disposition of the claim within sixty (60) days after receipt of such written claim, unless special circumstances require an extension of time for processing the claim. If an extension is required, the Claimant must be given written notice prior to the termination of the initial 60-day period. In no event may such extension exceed a period of 60 days from the end of such initial period. The extension notice must indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. In the event the claim is wholly or partially denied, such written notification shall (i) state the specific reason or reasons for the denial, (ii) make specific reference to pertinent Plan provisions on which the denial is based, (iii) provide a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary, (iv) set forth the procedure by which the Claimant may appeal the denial of his or her claim, including if the claim is under ERISA a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review, and (v) advise the Claimant that the Claimant’s failure to appeal the action of the Committee in writing within the 60-day period will render the Committee’s determination final, binding and conclusive. Notice may be written or electronic.

(c)           Appeals.  In the event a Claimant wishes to appeal the denial of the claim, the Claimant may request a review of such denial by making application in writing to the Committee within sixty (60) days after receipt of such denial. The Claimant (or his or her duly authorized legal representative) may, upon written request to the Committee, review any documents pertinent to his or her claim, and submit in writing issues and comments in support of his or her position.

(d)           Disposition of Appeal.  Within sixty (60) days after receipt of a written appeal (unless special circumstances, such as the need to hold a hearing, require an extension of time, but in no event more than one hundred twenty (120) days after such receipt), the Committee shall notify the Claimant of the final decision. The final decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, and specific references to the pertinent Plan provisions on which the decision is based.

(e)           Determinations.  All benefit claim determinations shall be made in accordance with governing plan documents. Where appropriate, the Plan provisions must be applied consistently with respect to similarly-situated Claimants.

(f)            Exhaustion of Administrative Remedies.  The Claimant must exhaust these administrative remedies prior to commencing any other proceeding with respect to claims arising under the Plan.

(g)           Effective Date.  This Section shall apply to all Awards outstanding as of the Effective Date in addition to the Awards granted under this Plan.

17.          General Provisions.

(a)           Nontransferability.  Unless otherwise provided in an Award Agreement, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA, and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

(b)           No Right to Continued Employment, etc.  Nothing in the Plan or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of the Company, any Subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement, or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee’s employment.

(c)           Taxes.  The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations. If Stock is distributed to a Grantee with respect to an Award or the exercise thereof, and the withholding taxes exceed any cash being distributed at the same time, the Grantee may elect to have shares of Stock withheld sufficient to satisfy the withholding taxes that are in excess of such cash.

(d)           Amendment and Termination.  The Plan, as amended and restated, shall take effect on the Effective Date. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part.  Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted under the Plan. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall terminate on the tenth anniversary of its Effective Date. No Awards shall be granted under the Plan after such termination date.

(e)           Section 409A.  If any provision of this Plan, an Award Agreement, or a plan pursuant to which Awards are granted would cause compensation to be includible in a Grantee’s income pursuant to Section 409A(a)(1)(A) of the Code, such provision shall be void, and the Plan, Award Agreement, or such plan shall be amended retroactively in such a way as to achieve substantially similar economic results without causing such inclusion.

(f)            No Rights to Awards; No Stockholder Rights.  No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

(g)           Unfunded Status of Awards.  The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(h)           No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash or other Awards shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(i)            Regulations and Other Approvals.

(i)            The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii)           Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.  Notwithstanding anything to the contrary contained herein, the Company shall be under no obligation pursuant to this Plan or any Award to list, register or qualify the Stock with any securities exchange or state or federal governmental regulatory body.

(iii)          In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(j)            Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New Jersey without giving effect to the conflict of laws principles thereof.  Nothing in this document shall suggest that the Plan is subject to ERISA.

RESTRICTED STOCK GRANT AGREEMENT

THIS RESTRICTED STOCK GRANT AGREEMENT (this “Agreement”) made as of April 1, 2008, by and between AmeriQuest Transportation & Logistics Resources Corp., a New Jersey corporation, (“Grantor”), and                 , an adult individual ( “Employee”).

WHEREAS, as an incentive to Employee to continue to serve as an employee of Grantor, Grantor desires to grant the Restricted Stock (as hereinafter defined) to Employee upon the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.                                      Definitions.  For purposes of this Agreement, the following terms shall be defined as set forth below.

“Affiliate” means an affiliate of Grantor, as defined in Rule 12b-2 promulgated under the Exchange Act.

“Change in Control” has the meaning set forth in the Plan.

“Fair Market Value” has the meaning set forth in the Plan.

“Non-Accredited Investor” means a holder of Restricted Stock who is not an “accredited investor” as such term is defined under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency Or political subdivision thereof.

“Plan” means the AmeriQuest Transportation & Logistics Resources Corp. Equity and Incentive Plan, as amended from time to time.

“Sale” means any of the following transactions that would, after consummation, constitute a Change in Control: (i) the sale or other disposition by Grantor, directly or indirectly, of all or substantially all of the assets, properties or business of Grantor and its subsidiaries on a consolidated basis, (ii) the sale of any capital stock of Grantor or (iii) any merger, consolidation or other business combination of Grantor.

“Transfer” means the sale, transfer, assignment, pledge or other disposition of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in any of a holder’s Restricted Stock.

2.                                      Issuance of Restricted Stock.  On April 1, 2006 (the “Grant Date”), Grantor issued to Employee, to be held in escrow as provided herein,          duly authorized and validly issued, fully paid and nonassessable restricted shares of the common stock, par value $0.005 per share

(the “Restricted Stock”), of Grantor, which shall vest, subject to Paragraph 5, as to its entirety on the third anniversary date of the Grant Date (“Vesting Date”); provided, however, that the vesting of Restricted Stock on any such Vesting Date shall be conditioned upon Employee’s continuing employment with Grantor from the date hereof through such Vesting Date.

3.                                      Section 83(b) Election.  Employee acknowledges and confirms that Employee made no election under Section 83(b) of the Internal Revenue Code (the “Code”) with respect to the Restricted Stock and acknowledges that the time for making any such election has expired.

4.                                      Tax Withholding.  Employee agrees to pay the applicable federal, state and local withholding taxes to Grantor at each time any Restricted Stock vests.  In the event Employee does not pay the applicable taxes, Employee authorizes Grantor to withhold such amounts from any salary or other compensation due to the Employee from Grantor.  Grantor agrees to provide Employee with its determination of the Fair Market Value of the unvested Restricted Stock at least 30 days prior to each Vesting Date.

5.                                      Escrow.  The Restricted Stock shall be held in escrow by Grantor until each Vesting Date.  On each Vesting Date, the Restricted Stock (or the relevant portion thereof) shall be released to Employee by Grantor.  In the event that the Restricted Stock is forfeited by Employee as provided herein, Grantor shall retain such forfeited Restricted Stock for Grantor’s own account.

6.                                      Acceleration of Vesting; Forfeiture of Restricted Stock.

(a)                                 Notwithstanding the vesting of Restricted Stock described in Section 2 of this Agreement, all Restricted Stock shall be deemed to have vested immediately prior to the consummation of a Change in Control, upon the consummation of an underwritten public offering of common stock of Grantor registered under the Securities Act of 1933, as amended (the “Securities Act”), or upon the death or disability of Employee; provided that payment of Restrict Stock shall not be accelerated unless the Change in Control also constitutes a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(2)(A)(v) of the Internal Revenue Code of 1986, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(b)                                 Any non-vested Restricted Stock will be forfeited immediately if the Employee ceases to be an employee of Grantor for any reason, including, without limitation, removal or voluntary resignation, except in the case of Employee’s death or disability.

7.                                      Investment and Taxation Representations.  In connection with the grant of Restricted Stock, Employee represents to Grantor the following:

(a)                                 The execution, delivery and performance of this Agreement by Employee is within Employee’s powers, and does not and will not: (i) require the consent or approval of any person or authority; or (ii) violate or contravene any provision of any law, rule, regulation or contractual or other restriction binding on or affecting Employee or Employee’s properties.

(b)                                 Employee is aware of Grantor’s business affairs and financial condition and has acquired sufficient information about Grantor to reach an informed and knowledgeable decision to acquire the Restricted Stock.  Employee is acquiring the Restricted Stock for investment for Employee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.  The Employee does not have any present intention to transfer the Restricted Stock to any other person or entity.

(c)                                  Employee understands that the Restricted Stock has not been registered under the Securities Act by reason of a specific exemption therefrom.

(d)                                 Employee understands that the shares of Restricted Stock constitute “restricted securities” under applicable United States federal and state securities laws and that, pursuant to these laws, Employee must hold the shares of Restricted Stock indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Employee acknowledges that Grantor has no obligation to register or qualify the Restricted Stock for sale.  The Employee further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Restricted Stock, and requirements relating to Grantor which are outside of the Employee’s control, and which Grantor is under no obligation and may not be able to satisfy.

(e)                                  Employee understands that Employee may suffer adverse tax consequences as a result of Employee’s acquisition, holding or disposition of the Restricted Stock.  Employee represents that Employee has consulted any tax consultants Employee deems advisable in connection with the acquisition, holding or disposition of the Restricted Stock and that Employee is not relying on Grantor for any tax advice.

8.                                      Restrictions on Transfer of Restricted Stock; Death of Employee.

(a)                                 Restrictions on Transfer.  Except as otherwise provided in this Agreement, Employee shall not make any Transfer of the Restricted Stock without the prior written consent of Grantor, which consent may be withheld in the sole discretion of Grantor.  Notwithstanding any other provision of this Agreement, Employee may not make any Transfer of any Restricted Stock if, in the opinion of counsel for Grantor, the Transfer would be in violation of the Securities Act, any rule or regulation thereunder or of the securities laws of any state.  Any such Transfer or other disposition shall be void ab initio.  Grantor shall not recognize any Transfer or attempted Transfer in contravention of this Agreement.

(b)                                 Death of Employee.  Upon written notice given by, and at the election of, Grantor to an Employee’s executor or personal representative within a period of sixty (60) days following the death of such Employee, Employee’s executor or personal representative shall sell to Grantor, and Grantor shall purchase from such Employee’s estate, all (but not less than all) of the Restricted Stock owned by such Employee at his death on the terms and conditions set forth in Sections 8(c) and 8(d) below.  Restricted Stock not purchased pursuant to this Section 8 shall nevertheless remain subject to all the restrictions and provisions of this Agreement.

(c)                                  Purchase Price.  The purchase price for all Restricted Stock purchased by Grantor pursuant to Section 8(b) shall be the Fair Market Value of such Restricted Stock at the time of Employee’s death.

(d)                                 Payment of Purchase Price.  All Restricted Stock purchased by Grantor pursuant to Section 8(b) shall be paid for in cash or by check on such date and time as is set forth in Grantor’s notice given pursuant to Section 8(b), which date shall be not later than thirty (30) days after the date of such notice.

9.                                      Sale of Grantor (Drag-Along Rights and Obligations).

(a)                                 Approved Sale.  If (i) the Board of Directors of Grantor (the “Board”) by a vote of not less than 50% of the directors or (ii) the holders of not less than 50% of the shares of Grantor then outstanding approve a Sale of Grantor (the “Approved Sale”), Employee shall consent to, vote in favor of, raise no objections against, and not otherwise impede or delay, the Approved Sale.  In furtherance of the foregoing, if the Approved Sale is structured as (A) a merger or consolidation, Employee shall vote his or her Restricted Stock to approve such merger or consolidation, whether by written consent or at a stockholders meeting (as requested by the Board), and waive all dissenter’s rights, appraisal rights and similar rights in connection with such merger or consolidation, (B) a sale of stock, Employee shall agree to sell, and shall sell, all of his or her Restricted Stock and his or her rights to acquire Restricted Stock on the terms and conditions so approved, or (C) a sale of assets, Employee shall vote his or her Restricted Stock to approve such sale and any subsequent liquidation of Grantor or other distribution of the proceeds therefrom, whether by written consent or at a stockholders meeting (as requested by the Board), and waive all dissenter’s rights, appraisal rights and similar rights in connection with such sale of assets.

(b)                                 Obligations.  In furtherance of its obligations under Section 9(a) above, (i) Employee will take all necessary or desirable actions reasonably requested by the Board in connection with the consummation of the Approved Sale and (ii) Employee will make the same representations, warranties, indemnities, agreements, covenants and obligations as each other holder of common stock, including without limitation, voting to approve such transaction and executing all documents requested by the Board to be executed by Employee, including the applicable purchase agreement, stockholders agreement and/or indemnification and/or contribution agreement.  Without limiting the generality of the foregoing, in any Approved Sale, Employee shall not be obligated to enter into indemnification obligations with respect to any representations, warranties, covenants or obligations of any other holder of common stock or such other holder’s common stock, but Employee shall be obligated to make representations and warranties and as to his or her title to and ownership of Restricted Stock, authorization, execution and delivery of relevant documents by Employee, enforceability of relevant agreements against Employee and other matters relating to Employee or Employee’s Restricted Stock, to enter into covenants in respect of a Transfer of Employee’s Restricted Stock in connection with such Approved Sale (including, without limitation, the delivery of certificates, stock powers and other instruments of transfer) and to enter into indemnification obligations with respect to the foregoing, in each case to the extent that each other holder of common stock is similarly obligated.

(c)                                  Conditions to Obligations.  The obligations of Employee are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, Employee shall receive the same form and amount of consideration per share of Restricted Stock as each other holder of common stock or if any holder of common stock is given an option as to the form and amount of consideration to be received, Employee shall be given the same option (provided that the foregoing shall not apply to any management rollover portion of any such transaction pursuant to a stock option plan, stock purchase plan or other rollover plan approved by the Board), and (ii) Employee, if a holder of then currently exercisable rights to acquire a security of Grantor, shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as a holder of such security or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of such type of security received by the holders of such type of security in connection with the Approved Sale less the exercise price per share of such type of security of such rights by (2) the number of shares of such type of security represented by such rights.

(d)                                 Rule 506.  If Grantor or the holders of Grantor’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), and if Employee is a Non-Accredited Investor at such time, Employee shall at the request of Grantor, appoint a “purchaser representative” (as such term is defined in Rule 501) reasonably acceptable to Grantor.  If Employee appoints a purchaser representative designated by Grantor, Grantor shall pay the fees of such purchaser representative.  However, if Employee declines to appoint the purchaser representative designated by Grantor, Employee shall appoint another purchaser representative (reasonably acceptable to Grantor), and Employee shall be responsible for the fees of the purchaser representative so appointed.

(e)                                  Expenses.  Employee will bear his or her pro rata share (as if such expenses reduced the aggregate proceeds available for distribution in such Approved Sale) of the costs of any sale of Restricted Stock pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of common stock and are not otherwise paid by Grantor or the acquiring party.  Costs incurred by Employee on his or her own behalf (including the fees and disbursements of counsel, advisors and other Persons retained by Employee in connection with the Approved Sale) will not be considered costs of the transaction hereunder and will be the responsibility of Employee.

(f)                                   Repurchase from Non Accredited Investors.  In connection with or in preparation or contemplation of (i) any Approved Sale or (ii) any merger, consolidation, reorganization, recapitalization, restructuring or other similar transaction involving Grantor in connection with or in preparation or contemplation of an Approved Sale (any such transaction described in the foregoing clause (i) or clause (ii) above, an “Applicable Transaction”), Grantor (and its designees) shall have the right, but not the obligation, to purchase all or any portion of the Restricted Stock held by Employee if he or she is a Non-Accredited Investor (the “Repurchase Option”).  If Grantor (or its designees) elects to purchase a portion (but not all) of the Restricted Stock held by Non-Accredited Investors, such purchase shall be made on a pro rata basis among the Non-Accredited Investors according to the amount of Restricted Stock held by such Non-Accredited Investors.  The purchase price for any Restricted Stock in connection with an exercise of the Repurchase Option shall be the fair market value of such Restricted Stock determined in the reasonable good faith judgment of the Board (taking into account all relevant factors determinative of value, including, without limitation, the consideration to be received by the other holders of common stock in connection with such Applicable Transaction (including, but not limited to, the amount, form, type and timing of payment thereof)); provided that if any portion of the consideration to be received by the other holders of common stock in connection with such Applicable Transaction consists of an escrow, earn-out or other form of contingent consideration, the Board may elect to structure the purchase price for the Restricted Stock pursuant to the Repurchase Option in such a manner as to have substantially the same economic effect as such other escrow, earn-out or other contingent consideration to be received by the other holders of Restricted Stock in respect of their Restricted Stock in connection with such Applicable Transaction.  The closing of the purchase of the Restricted Stock pursuant to the Repurchase Option shall take place on the date and place designated by the Person or Persons electing to exercise the Repurchase Option by written notice to the Non-Accredited Investors (but such purchase shall be subject to the consummation of the Applicable Transaction); provided that the date of the closing of the purchase of the Restricted Stock pursuant to the Repurchase Option may be prior to the date of the closing of the Approved Sale.  Grantor (or its designees) shall pay for the Restricted Stock to be purchased pursuant to the Repurchase Option by delivery of a check or wire transfer of funds (except that Grantor may pay the purchase price for such Restricted Stock by offsetting amounts outstanding under any indebtedness or obligations owed by the Non-Accredited Investor to Grantor).  At the closing, the Non-Accredited Investors shall deliver the certificates, if any, representing such Restricted Stock to the purchaser or purchasers or their nominees, accompanied by duly executed assignments separate from any such certificates.  Grantor (or its designees) shall be entitled to receive customary representations and warranties from the Non-Accredited Investors regarding such sale of securities (including representations and warranties regarding good title to such securities, free and clear of any liens or encumbrances).  If Grantor (or its designees) has elected to exercise the Repurchase Option, and Grantor (or its designees) makes available, at the time and in the amount and form provided in this Agreement, the consideration for the Restricted Stock to be purchased in accordance with the provisions of this Agreement, then from and after such time, Employee shall cease to have any rights as a holder of such securities (other than the right to receive payment of such consideration in accordance with this Section 9(f)), and such securities shall be deemed purchased in accordance with the applicable provisions hereof and Grantor (or its designees) shall be deemed the owner(s) (of record and beneficially) and holder(s) of such securities, whether or not the certificate representing such Restricted Stock has been delivered as required by this Agreement.  Any election by Grantor (or its designees) to purchase Restricted Stock pursuant to the Repurchase Option shall be revocable (for any reason or no reason and with respect to all or any portion of the Restricted Stock elected to be purchased) at any time prior to the closing of such purchase, without any liability whatsoever to Grantor (or its designees) in respect of the rights and obligations in this Section 9(f) and without prejudice to the right of Grantor (or its designees) to exercise the Repurchase Option at any time thereafter.

(g)                                  The provisions of this Section 9 shall continue to apply notwithstanding the occurrence of a Vesting Date with respect to all or any portion of the Restricted Stock.

10.                               Entire Agreement.  This Agreement contains all the understandings between the parties hereto pertaining to the matters referred to herein and therein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto.  Employee represents that, in executing this Agreement, Employee has not relied upon any representation or statement not set forth herein made by Grantor with regard to the subject matter or effect of this Agreement or otherwise.

11.                               Amendment or Modification, Waiver.  No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by Employee and by Grantor.  No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

12.                               Severability.  If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

13.                               Survivorship.  The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

14.                               Assignment.  This Agreement shall be binding upon the parties hereto, the heirs and legal representatives of Employee and the successors and assigns of Grantor.

15.                               Notices.  Any notice required, permitted or intended to be given under this Agreement shall be in writing and shall be deemed to have been given only if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid), or sent by nationally recognized overnight delivery service (e.g., Federal Express) to the following addresses:

To Grantor:                                                                                AmeriQuest Transportation & Logistics Resources Corp.
457 Haddonfield Road, Suite 220
Cherry Hill, New Jersey 08002
Attention: Mark P Joyce, SVP & CFO

With a copy to:                                                            Graham R. Laub, Esquire
Dilworth Paxson LLP
3200 Mellon Bank Center
1735 Market Street
Philadelphia, PA 19103

To Employee:

16.                               Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey.

17.                               Section Headings.  The section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

18.                               Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Grant Agreement as of the date first above written.

GRANTOR:

AMERIQUEST TRANSPORTATION & LOGISTICS RESOURCES CORP.

By
Name: Mark P. Joyce
Title: Senior Vice President & Chief Financial Officer

EMPLOYEE:

Name:

AMERIQUEST TRANSPORTATION SERVICES, INC.
NONSTATUTORY STOCK OPTION AGREEMENT

Participant Name:

Date of Grant	Total Number of Stock Options Granted	Per Share Exercise Price on Date of Grant

AmeriQuest Transportation Services, Inc. (the “Company”) has approved this grant to you of                Nonstatutory Stock Options (the “Stock Options”), effective as of the Date of Grant set forth above and subject to the conditions and restrictions described herein.

This grant of Stock Options is subject to the terms and conditions of (a) this award agreement (this “Agreement”) and (b) the AmeriQuest Transportation Services, Inc. Equity and Incentive Plan (as may be amended and/or restated from time to time, the “Plan”). The terms of the Plan are incorporated into this Agreement by reference. In the case of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. Any term used in this Agreement that is not defined herein and that is defined in the Plan shall have the same meaning given to that term in the Plan, unless the context otherwise requires. This Agreement is intended to supersede, replace and terminate any and all prior or existing, written or oral, agreements or understandings between you and the Company concerning your receipt of Stock Options under this Agreement.

The grant of the Stock Options under this Agreement is contingent upon your execution and delivery to the Committee of this Agreement.

1.             Grant. The Company hereby grants to you, as of the Date of Grant set forth above, the number of Stock Options as set forth above. The per-share exercise price of each Stock Option on the Date of Grant (which is equal to 100% of the initial Fair Market Value of one share of Common Stock on the Date of Grant) is set forth above (referred to herein as the “Per-Share Exercise Price”).

2.             Vesting, Exercise & Distribution. This grant of Stock Options is subject to the following terms and conditions:

(a)           Vesting.

(i)            Your Stock Options shall become vested according to the following schedule:

1

Vesting Date	Percentage of Stock Options Vesting on Such Vesting Date
The later of (i) the first anniversary of the Date of Grant as set forth above or (ii) the occurrence of an IPO	25% of your Stock Options
The later of (i) the second anniversary of the Date of Grant as set forth above or (ii) the occurrence of an IPO	25% of your Stock Options
The later of (i) the third anniversary of the Date of Grant as set forth above or (ii) the occurrence of an IPO	25% of your Stock Options
The later of (i) the fourth anniversary of the Date of Grant as set forth above or (ii) the occurrence of an IPO	25% of your Stock Options

By way of example, in the event of an IPO between the second a third anniversaries of the Date of Grant, 50% of your Stock Options would vest on the date of the IPO and 25% of your Stock Options would vest on each of the third and fourth anniversaries of the Date of Grant so long as you remained continuously employed by the Company from the Date of Grant though each such vesting date.

(ii)             The foregoing notwithstanding, in the event of a Life Event (as defined below),or in the event of the termination of your employment for any reason, none of your unvested Stock Options shall become vested and all unvested Stock Options shall be forfeited.

(iii)            In order to vest in your Stock Options, you must be employed by the Company on the applicable vesting date and have been so employed throughout the period beginning on the Date of Grant and ending on each such date. Any Stock Options that are not yet vested on the date of the occurrence of a Life Event or on the date of your termination of employment for any reason will be forfeited.

(iv)            For purposes of this Agreement, the following terms shall have the following meanings:

(A) “Cause” shall mean : (i) any material breach by you of any agreement between you and the Company or of any of the Company’s policies and procedures; (ii) any failure by you to follow directions of the Company’s Board of Directors or any of your supervisors that is not cured, as determined by the Committee, by you within ten (10) days following written notice thereof from the Company to you; (iii) willful or reckless misconduct by you which is materially injurious to Company; (iv) conviction of, or entry of a pleading of guilty or nolo contendere by you with respect to any felony or any lesser crime a material element of which is fraud or dishonesty or moral turpitude under federal or state law; (v) any act by you which is a grossly negligent or an intentional violation of the Company’s policies or rules, including without limitation any act of harassment, provided that if such act is susceptible to cure then you shall have ten (10) days from receipt of notice of such act to effect a cure; or (vi) your

2

abuse of illegal drugs or habitual intoxication which interferes with your ability to perform your assigned duties and responsibilities. ;

(B)      “IPO” shall mean the closing of the sale of shares of stock of the Company in a firm commitment underwritten public offering of the stock of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended;

(C)      “Life Event” shall mean your death or Disability.

(b)             Term. Except as otherwise stated herein, your Stock Options may be exercised only to the extent they are vested and while you are providing services to the Company. The foregoing notwithstanding:

(i)              If you retire or separate from service with the Company for any reason other than your death or Disability and at a time when all or a portion of your Stock Options are vested and exercisable pursuant to paragraph (a) above, you may exercise any or all of your vested Stock Options within three months after you have separated from service.

(ii)             If you separate from service with the Company because of a Disability, you may exercise any or all of a portion of the vested Stock Options (determined as of your separation date) within one year after the Disability separation date.

(iii)            If you die while you are providing services to the Company or within one year after you separate from service because of a Disability, your beneficiary may exercise your Stock Options within one year after the Disability separation date, but only to the extent the Stock Options were vested and exercisable immediately before your death.

(iv)            If your service with the Company is terminated for Cause, your Stock Options will expire immediately (with respect to both vested and unvested shares) as of the date of the misconduct.

(v)             Any portion of your Stock Options that are not vested and exercisable at your separation from service with the Company shall be forfeited.

(c)             Expiration. In no event may your Stock Options be exercised after the close of business on the tenth anniversary of the Date of Grant.

(d)             Exercise. You may exercise only your vested Stock Options. To exercise your vested Stock Options, you must deliver to the Committee written notice, signed by you, stating the number of whole Stock Options you have elected to exercise. The notice must be accompanied by payment in full of the aggregate Per-Share Exercise Price in cash or certified check. Payment of the exercise price shall be by any of the following, or a combination thereof: (a) cash; (b) check; (c) with the consent of the Company, shares of the Company’s Stock; or (d) such other consideration or in such other manner as may be determined by the Company in its absolute discretion. No shares of Stock will be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Stock then may be traded. The exercise date shall be (i) in the case of notice by mail, the date of postmark, or (ii) if delivered in person, the date of delivery.

(e)             Distribution. Upon proper exercise of your vested Stock Options, you (or your estate, as provided in subsection (b) above) will be entitled to receive the number of whole

3

shares of Common Stock, after adjustment for any Applicable Withholding Taxes, for which you have elected to exercise Stock Options. The Company may, but is not required to, issue certificates to you evidencing these shares.

(f)             Shareholders’ Agreement. Upon exercise of your vested Stock Options, you will become bound by, and will be required to execute counterpart signature pages to, any shareholders’ agreement then in effect for all of the other shareholders of the Company. Additionally, you may be required to execute a customary written indication of your investment intent and such other agreements the Company deems necessary or appropriate to comply with applicable securities laws.

(g)             Call Right With Respect to Unexercised Stock Options. At any time prior to the exercise or expiration of your Stock Options, in the event of a Change in Control or an IPO, the Company reserves the right to exchange your vested Stock Options for a cash amount equal to (i) the aggregate Fair Market Value of the shares of Common Stock subject to your vested Stock Options being exchanged by the Company as of the date on which the exchange occurs, reduced by (ii) the aggregate Per-Share Exercise Price of your vested Stock Options being exchanged by the Company.

(h)             Call Right Upon Terminating Event.

Notwithstanding any provision to the contrary contained in the Plan or any shareholders’ agreement or any purchase agreement with the Company, and in addition to any restrictions imposed by the Plan or any shareholders’ agreement, all shares of Common Stock purchased pursuant to your Stock Options shall be subject to the terms and conditions of this Section 2(h).

(ii)             In the event of the termination of your employment with the Company by you or by the Company for any reason, with or without cause, or in the event any shares of Common Stock purchased pursuant to your Stock Options have been finally determined by a court to have vested in, a receiver, bankruptcy trustee, creditor, creditor’s committee, adverse party in a divorce, separation or equitable distribution proceeding (each, a “Terminating Event”), then effective immediately upon such Terminating Event, you shall automatically be deemed to have offered for sale and redemption by the Company all of your shares of Common Stock purchased pursuant to your Stock Options for the purchase price and pursuant to the terms contained in this Section 2(h). As used herein, the “Termination Date” shall mean the date of the Terminating Event.

(iii)            At any time after the Termination Date, the Company shall have the right and option in its sole and absolute discretion, but no obligation, to accept the deemed offer with respect to all or any portion of your Common Stock purchased pursuant to your Stock Options by sending written notice to you indicating such acceptance, specifying the number of shares of Common Stock to be purchased and redeemed hereunder (collectively, the “Repurchase Notice”). The closing of any purchase and redemption under this Section 2(h) shall take place at the principal offices of the Company or such other location as may be designated by

4

the Company in its written notice of acceptance on or before the date that is thirty (30) days after the date of the Repurchase Notice (subject to Section 2(h)(iv)(E) below).

(iv)            The purchase price (“Call Price”) for your shares of Common Stock for purposes of this Section 2(h) shall be equal to the Fair Market Value of the Company’s Common Stock as determined by negotiation and mutual agreement of Company and you or your personal representatives (you and your personal representatives shall be collectively referred to in this Section 2(h)(iv) as “you”). If you and the Company do not agree to the Fair Market Value of the Company’s Common Stock within thirty (30) days after the date of the Repurchase Notice (with such period being referred to herein as the “Negotiation Period”), then the Fair Market Value of the Company’s Common Stock shall be determined by an appraiser selected by mutual agreement of you and the Company, which determination shall be binding upon you and the Company. If you and the Company are unable to agree upon an appraiser, the Fair Market Value of the Company’s Common Stock shall be determined by appraisal as follows:

(A)            Within ten (10) days after the expiration of the Negotiation Period, the Company shall select an independent appraiser to determine the Fair Market Value of the Company’s Common Stock by written notice to you, and you shall select a second independent appraiser by written notice to the Company. If either the Company or you fail to make such a selection, the Fair Market Value of the Company’s Common Stock hereunder shall be determined by the appraiser selected by the other party within forty-five (45) days after the expiration of the Negotiation Period.

(B)            If both parties select an appraiser, then each such appraiser shall separately and independently determine (using their best efforts to keep confidential the contents of their appraisal from the other) the Fair Market Value of the Company’s Common Stock as of the date of the Repurchase Notice within forty-five (45) days after the expiration of the Negotiation Period. If the Fair Market Value, as determined by the higher of the two appraisals, is not more than one hundred twenty percent (120%) of the Fair Market Value as determined by the lower of the two appraisals, then the Fair Market Value of the Company’s Common Stock shall be the average of the Fair Market Values determined by each appraiser.

(C)            If the Fair Market Value as determined by the higher of the two appraisals is more than one hundred twenty percent (120%) of the Fair Market Value as determined by the lower of the two appraisals, then within the thirty (30) day period next succeeding the initial forty-five (45) day period, the two appraisers shall select a third appraiser, who shall within thirty (30) days after its selection separately and independently determine the Fair Market Value of the Company’s Common Stock (without receiving or being made aware of the results of the first two appraisals). If the Fair Market Value as determined by the third appraiser is between the Fair Market Values as determined by the other two appraisers, then the Fair Market Value as determined by the third appraiser shall be the final Fair Market Value of the Company’s Common Stock and binding upon the parties. If the Fair Market Value as determined by the third appraiser is either less than or more than both Fair Market Values as determined by the other two appraisers, the Fair Market Value determined by one of the first two

5

appraisers which is closest to the Fair Market Value as determined by the third appraiser shall be the final Fair Market Value of the Company’s Common Stock and binding upon the parties.

(D)            The cost and expenses of each appraiser appointed by a party shall be borne by such party, and the cost and expenses of any third appraiser shall be borne one-half (1/2) by each of the Company and you.

(E)            The settlement date specified in this Agreement shall be extended for such period as is necessary to permit the appraisals during the time periods specified in this Section 2(h)(iv), plus an additional thirty (30) days after the completion and delivery of such appraisals.

The Call Price as so determined shall be reduced by any amounts owed by you to the Company as of the closing date and the amount of any claim by the Company or damages, costs, liability and expenses incurred by the Company and relating to any act or omission by you which would constitute Cause or material violation by you, whether before or after a Terminating Event, of any provision of any agreement between you and the Company. The Company shall have the option of making payment of the Call Price at closing in any combination of (a) cash and/or (b) by the Company’s execution and delivery of a promissory note of the Company bearing interest at an annual rate equal to the Company’s then borrowing interest rate from its primary lender and payable in not more than twelve (12) equal monthly installments of principal and interest, with the first monthly installment being due and payable on the first (1st) day of the calendar month following the closing date.

3.             Nontransferability. You may not transfer, sell, assign, or exchange the Stock Options granted to you under this Agreement except by your will or the laws of descent and distribution.

4.             Applicable Withholding Taxes. As a condition to exercise of your vested Stock Options, you must agree to pay to the Company any Applicable Withholding Taxes or make arrangements satisfactory to the Company regarding the payment to the Company of such amounts. Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no shares of Common Stock will be issued to you. Any payment in exchange for your Stock Options pursuant to Section 2(g) above will be reduced for Applicable Withholding Taxes by the Company.

5.             No Shareholder Rights. Stock Options granted under this Agreement confer no ownership rights in the Company. You will not have any rights as a shareholder of the Company (including voting rights and rights to receive dividends) unless and until you become a shareholder of record of the Company pursuant to a valid exercise of your vested Stock Options.

6.             Change in Capital Structure. In the event of any change in Company capitalization, such as a stock split, extraordinary stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, merger of an Affiliate into the Company or a subsidiary of the Company or other similar change

6

in capitalization, the Committee will proportionately adjust the number of outstanding Stock Options awarded to you under this Agreement and to the Per-Share Exercise Price thereof.

7.             No Employment Rights. The Stock Options granted under this Agreement do not confer upon you any right to continue as an employee or in the services of the Company or any Affiliate of the Company or limit in any respect the right of the Company or any such Affiliate to terminate your employment or services. This Agreement shall not be deemed to be an employment or services agreement for any term and you shall continue to be an at-will employee or service provider of the Company (or an Affiliate of the Company, as the case may be).

8.             Notice. Any notice or other communication given pursuant to this Agreement shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

If to the Company:	AmeriQuest Transportation Services, Inc. 457 Haddonfield Road Suite 220 Cherry Hill, NJ 08002

If to Participant:	Mark Joyce One South 450 Summit Avenue Suite 300 Oakbrook Terrace, IL 60181

Any such notice shall be deemed to have been given (a) on the date of postmark, in the case of notice by mail, or (b) on the date of delivery, if delivered in person.

9.             Governing Law; Arbitration. This Agreement shall be governed by the laws of the State of New Jersey, without respect to choice or conflicts of law principles.

10.          Acceptance of Grant. You may accept this grant of Stock Options by signing and returning the enclosed copy of this Agreement. Your signature will evidence your agreement to the terms and conditions set forth in this Agreement and the Plan. This Agreement will not be effective until it is signed by you and returned to the Committee.

11.          Entire Agreement, Amendment. This Agreement, collectively with the Plan, constitute the entire agreement between you and the Company with respect to the subject matter of this Agreement, and shall be binding upon your legatees, distributees and personal representatives and the successors and assigns of the Company. This Agreement, which may be executed in counterparts, may only be amended by a writing signed by both you and the Company.

*              *              *

7

IN WITNESS WHEREOF, the Company has caused this award document to be signed as of this 3rd day of January, 2012.

AMERIQUEST TRANSPORTATION SERVICES, INC.

Agreed and Accepted:

Date

8